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                                                               [LOGO OF INDOSAT]
                                                                     EXHIBIT 8.1

PORTFOLIO OF INDOSAT (Total: 33 companies)

                             FIXED TELECOMMUNICATION

                                    1998     1999     2000     2001      2002
                                   -------------------------------------------
1. MGTI                            30.00%    30.55%   30.55%   30.55%    30.55%
2. Multi Media Asia Ind.***        26.67%    26.67%   26.67%   26.67%    26.67%

                                    CELLULAR

                                    1998     1999     2000     2001      2002
                                   -------------------------------------------
1. Satelindo                        7.50%     7.50%    7.50%   74.99%   100.00%
    " Direct                                                   30.00%    57.45%
    " Indirect  by Bimagraha                                   44.99%    42.55%
2. Indosat MultiMedia Mobile (IM3)                             99.94%    99.94%
3. Primasel***                     21.05%    17.33%   17.33%   17.33%    17.33%
4. Bimagraha                                                   99.99%    99.99%

                               VALUE ADDED SERVICE

                                    1998      1999     2000     2001      2002
                                    -------------------------------------------
1. IndosatCom                       95.00%    99.84%   99.92%   99.94%    99.94%
2. Aplikanusa Lintasarta            28.19%    32.64%   32.64%   32.64%    69.46%
    "Artajasa                                          40.00%   40.00%    40.00%
    "Swadharma                      20.00%    20.00%   20.00%   20.00%    20.00%
3. Patrakomindo                     10.00%    10.00%   10.00%   10.00%    10.00%
4. Sisindosat                       95.64%    95.64%   95.64%   95.64%    96.87%
    *Asitelindo***                  51.00%    51.00%   51.00%   51.00%    51.00%
    *EDI Indonesia*                 49.00%    49.00%   49.00%   49.00%    49.00%
      - PT Akses                                       80.00%   80.00%    80.00%
     *Sistelindo Mitralintas*       35.00%    35.00%   35.00%   35.00%    35.00%
     *Graha Lintas Properti***      35.00%    37.84%   37.84%   37.84%    37.84%
     *Kalimaya***                   30.00%    30.00%   30.00%   30.00%    30.00%
     *Intikom***                    46.00%    46.00%   46.00%   46.00%    46.00%

                             REGIONAL INTERNATIONAL

                                   1998       1999     2000      2001     2002
                                   --------------------------------------------
1. Camintel                        49.00%    49.00%    49.00%   49.00%    49.00%
2. *USA Global Link*               19.05%    19.05%    19.05%   19.05%    19.05%
3. Acasia                          16.74%    16.74%    16.74%   16.74%    16.74%
4. ATH                             17.60%    17.60%    17.60%   17.60%    17.60%
5. ACPL                            16.67%    16.67%    16.67%   16.67%    16.67%
6. ICO-GC                           0.87%     0.87%   0.0087%  0.0087%   0.0087%
7. Intelsat                         0.98%     0.83%     0.58%   0.338%    0.338%
8. Inmarsat                         0.40%     0.40%     0.40%   0.397%    0.397%
9. New Sky Satellite                0.88%     0.98%     0.98%    0.74%     0.74%

                                                    MULTIMEDIA

                                   1998       1999     2000      2001     2002
                                   --------------------------------------------
1. Indosat Mega Media              99.50%    99.50%    99.50%   99.84%    99.84%
2. **Menara Jakarta***             21.34%    21.34%    21.34%   21.34%    21.34%
3. **Yasawirya Indah MM**          35.00%    35.00%    35.00%   35.00%    35.00%
4. **Multimedia Nusantara**        15.00%    15.00%    15.00%   15.00%    15.00%
5. YTC                             40.00%    40.00%    40.00%   40.00%    40.00%
6. Datakom Asia***                  5.00%     5.00%     5.00%    5.00%     5.00%

* Sisindosat's Subsidiaries (7 subsidiaries)
** Indosat Mega Media's Subsidiaries (3 subsidiaries)
*** In the process of liquidation
" Lintasarta's Subsidiaries (2 subsidiaries)

                                                         As of December 31, 2002